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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements
No. 333-58342, 333-85203, 333-30084, 333-42304 and 333-51972 of Wit SoundView
Group, Inc. on Form S-8 of our report dated November 22, 1999 relating to the consolidated financial statements of E*OFFERING Corp. and subsidiary as of September 30, 1999, and for the period from November 13, 1998 (inception) to September 30, 1999, appearing in the Current Report on Form 8-K of Wit SoundView Group, Inc. dated June 5, 2001.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 5, 2001